Pacific Select Fund NSAR 12-31-12
EXHIBIT 77Q1(a)
MATERIAL AMENDMENTS TO REGISTRANT'S CHARTER OR BYLAWS



The following documents are included in Registrant's Form Type N1A/B, Accession No. 0000950123-12-012229 filed on September 27, 2012, and incorporated by reference herein:

Pacific Select Fund Amended and Restated Agreement and
Declaration of Trust